Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion therein of our report dated March 28, 2011 with respect to the consolidated financial statements of Globus Maritime Limited as of and for the year ended December 31, 2010 in the Amendment No. 5 to the Registration Statement (Form F-1 No. 333-174290) and the related Prospectus of Globus Maritime Limited for the registration of shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
June 27, 2011
Athens, Greece